Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

November 14, 2013

HELMERICH & PAYNE, INC. ANNOUNCES RECORD FISCAL

YEAR-END RESULTS AND ADDITIONAL NEW BUILD CONTRACTS

Helmerich & Payne, Inc. (NYSE:HP) reported record income from continuing operations of $721.5 million ($6.65 per diluted share) and record operating revenues of $3.4 billion for its fiscal year ended September 30, 2013, compared to income from continuing operations of $573.6 million ($5.27 per diluted share) from operating revenues of $3.2 billion during the prior fiscal year ended September 30, 2012. Included in income from continuing operations during fiscal 2013 were $0.91 per diluted share corresponding to after-tax gains from the sale of investment securities.  Also included in income from continuing operations during fiscal 2013 and fiscal 2012 were $0.11 per diluted share each year of after-tax gains related to the sale of used drilling equipment.  Net income for fiscal 2013 was also at an all-time high level of $736.6 million ($6.79 per diluted share), compared to $581.0 million ($5.34 per diluted share) for fiscal 2012.

Income from continuing operations for the fourth quarter of fiscal 2013 was $159.8 million ($1.47 per diluted share) from operating revenues of $864.5 million, compared to income from continuing operations of $149.6 million ($1.39 per diluted share) from operating revenues of $829.4 million during the fourth fiscal quarter of 2012, and income from continuing operations of $251.0 million ($2.32 per diluted share) from operating revenues of $840.2 million during the third fiscal quarter of 2013.  Included in this year’s and last year’s fourth fiscal quarter income from continuing operations were $0.03 per diluted share of after-tax gains in each quarter related to the sale of used drilling equipment.  Included is this year’s third fiscal quarter income from continuing operations were $0.02 per diluted share of after-tax gains related to the sale of used drilling equipment and $0.86 per diluted share of after-tax gains related to the sale of investment securities.  Net income for the fourth fiscal quarter of 2013 was $159.8 million ($1.47 per diluted share), compared to net income of $157.1 million ($1.46 per diluted share) during the fourth fiscal quarter of 2012, and net income of $266.2 million ($2.46 per diluted share) during the third fiscal quarter of 2013.

The Company also announced today that it has entered into agreements with three exploration and production companies to build and operate six additional FlexRigs®* in the U.S.  All of these rigs were ordered under multi-year term contracts and are expected to generate attractive economic returns for the Company.

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November 14, 2013

Chairman and CEO Hans Helmerich commented, “We are pleased to have once again delivered record levels of revenue and operating income during the most recent quarter.  Our fiscal 2013 results have also been record-breaking, even if we exclude almost $100 million in after-tax gains from the sale of investment securities.

“During the last few months we have commented on encouraging signs in the market.  Including those announced today, we are pleased to have reported a total of 13 new build orders with customer commitments since the beginning of our 2014 fiscal year.  We believe customers are now planning to incrementally increase their development efforts and drilling activity with a continued focus on drilling rig capabilities and efficiencies.  As has been the case for a considerable time, these trends clearly work to H&P’s advantage.  We look forward to continuing to help our customers lower their drilling costs through steady productivity gains and performance improvements.”

Operating Segment Results

Segment operating income for U.S. land operations was $235.8 million for the fourth fiscal quarter of 2013, compared with $236.6 million for last year’s fourth fiscal quarter and $236.4 million for this year’s third fiscal quarter.  As compared to this year’s third fiscal quarter, the number of revenue days for the segment slightly increased to 22,520 during the fourth fiscal quarter of 2013.  Average rig revenue per day increased by $898 to $29,058 as compared to this year’s third fiscal quarter.  This increase was offset by a sequential increase of $892 in the average rig expense per day, resulting in the average rig margin per day remaining relatively flat at $15,420 during this year’s fourth fiscal quarter.  The rig revenue and margin per day averages included approximately $730 per day of early termination and customer requested delivery delay fees during the fourth fiscal quarter.  Rig utilization for the Company’s U.S. land segment was 82% for this year’s fourth fiscal quarter, compared with 85% for last year’s fourth fiscal quarter and 83% for this year’s third fiscal quarter.  At September 30, 2013, the Company’s U.S. land segment had 248 contracted rigs (including 158 under term contracts) and 54 idle rigs.

Segment operating income for the Company’s offshore operations was $10.3 million for the fourth fiscal quarter of 2013, compared with $12.0 million for last year’s fourth fiscal quarter and $14.1 million for this year’s third fiscal quarter.  The sequential decline in segment operating income was primarily attributable to a $6.4 million charge stemming from a recently disclosed plea agreement between Helmerich & Payne International Drilling Co. and the United States Department of Justice, United States Attorney’s Office for the Eastern District of Louisiana, and related to an investigation of events initiated by the Company in 2010 on one of its offshore platform rigs.  Excluding the corresponding charge, the average rig margin per day would have increased by $1,569 to $26,677 during the fourth quarter of fiscal 2013.  The number of revenue days between periods increased only slightly to 736, resulting in a rig utilization level of 89% for each of the last two quarters of the fiscal year.

The Company’s international land segment operating income was $13.9 million for this year’s fourth fiscal quarter, compared with $7.1 million for last year’s fourth fiscal quarter and $8.5 million for this year’s third fiscal quarter.  The sequential increase in segment operating income was attributable to increased activity and stronger margins

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November 14, 2013

during this year’s fourth fiscal quarter.  The average rig margin per day increased to $10,634 in the fourth fiscal quarter, from $8,591 in the third fiscal quarter of 2013.  In addition, revenue days for the fourth fiscal quarter increased by approximately 9% to 2,315 as compared to the previous quarter, resulting in a rig utilization level of 87% as compared to 80% during the third quarter of fiscal 2013.

Drilling Operations Outlook for the First Quarter of Fiscal 2014

In the U.S. land segment, the Company expects average rig revenue per day during the first quarter to decline by less than 1% as compared to the fourth fiscal quarter of 2013 (excluding early termination and delay revenues).  Average rig expense per day is expected to decline to roughly $13,000 during the first fiscal quarter, which is slightly under the twelve-month trailing average and significantly under the average corresponding to the fourth fiscal quarter of 2013.  The total number of revenue days is expected to increase by approximately 3% quarter to quarter.  Early termination and delay revenue for the quarter is currently estimated at approximately $10 million.  As of today, the U.S. land segment has approximately 255 active rigs, including 156 under term contracts.

In the offshore segment, the Company expects an average rig margin per day level of approximately $25,000 during the first fiscal quarter and flat rig utilization levels as compared to the prior quarter.

In the international land segment, the Company expects total revenue days during the first fiscal quarter to decline by approximately 10% and the average rig margin per day to be relatively flat as compared to the prior quarter.

Capital Expenditures and Other Early Estimates for Fiscal 2014

The Company’s current capital expenditures estimate for fiscal 2014 is $850 million.  This assumes a continued new build cadence of two rigs per month through the end of the fiscal year.  As a result, depreciation expense is expected to increase to approximately $500 million during fiscal 2014.  General and administrative expenses are expected to slightly increase to approximately $130 million.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of November 14, 2013, the Company’s existing fleet included 305 land rigs in the U.S., 29 international land rigs and 9 offshore platform rigs.  In addition, the Company is scheduled to complete another 9 new H&P-designed and operated FlexRigs and one 3,000 horsepower AC drive rig under long-term contracts with customers by early calendar 2014. Upon completion of these commitments, the Company’s global fleet is expected to have a total of 344 land rigs, including 314 FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are

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based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

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November 14, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
INCOME	2013	2013	2012	2013	2012

Operating Revenues:
Drilling — U.S. Land	$695,816	$707,893	$695,106	$2,785,449	$2,678,475
Drilling — Offshore	53,859	54,681	53,256	221,863	189,086
Drilling — International Land	86,978	98,504	77,722	366,841	270,027
Other	3,544	3,458	3,363	13,461	14,214
	840,197	864,536	829,447	3,387,614	3,151,802

Operating costs and expenses:
Operating costs, excluding depreciation	450,990	473,170	447,335	1,852,768	1,750,510
Depreciation	117,790	118,801	115,145	455,623	387,549
General and administrative	31,090	29,903	27,763	126,250	107,307
Research and development	4,373	3,813	4,682	15,235	16,060
Income from asset sales	(4,006)	(4,385)	(4,858)	(18,923)	(19,223)
	600,237	621,302	590,067	2,430,953	2,242,203

Operating income	239,960	243,234	239,380	956,661	909,599

Other income (expense):
Interest and dividend income	341	571	359	1,653	1,380
Interest expense	(2,091)	(1,544)	(1,360)	(6,129)	(8,653)
Gain on sale of investment securities	153,369	—	—	162,121	—
Other	(1,214)	3,186	(34)	(9)	254
	150,405	2,213	(1,035)	157,636	(7,019)

Income from continuing operations before income taxes	390,365	245,447	238,345	1,114,297	902,580
Income tax provision	139,387	85,650	88,739	392,844	328,971
Income from continuing operations	250,978	159,797	149,606	721,453	573,609

Income from discontinued operations, before income taxes	15,181	—	7,509	15,186	7,355
Income tax provision	—	—	—	—	(81)
Income from discontinued operations	15,181	—	7,509	15,186	7,436

NET INCOME	$266,159	$159,797	$157,115	$736,639	$581,045

Basic earnings per common share:
Income from continuing operations	$2.35	$1.49	$1.41	$6.75	$5.35
Income from discontinued operations	$0.14	$—	$.07	$.14	$.07

Net income	$2.49	$1.49	$1.48	$6.89	$5.42

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November 14, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
INCOME	2013	2013	2012	2013	2012

Diluted earnings per common share:
Income from continuing operations	$2.32	$1.47	$1.39	$6.65	$5.27
Income from discontinued operations	$0.14	$—	$.07	$.14	$.07

Net income	$2.46	$1.47	$1.46	$6.79	$5.34

Weighted average shares outstanding:
Basic	106,430	106,522	105,695	106,286	106,819
Diluted	107,826	108,057	107,086	107,879	108,377

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HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2013	2012

ASSETS
Cash and cash equivalents	$447,868	$96,095
Other current assets	806,638	791,514
Current assets of discontinued operations	3,705	7,619
Total current assets	1,258,211	895,228
Investments	316,154	451,144
Net property, plant, and equipment	4,676,103	4,351,571
Other assets	14,359	23,142
TOTAL ASSETS	$6,264,827	$5,721,085

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$449,063	$376,035
Current liabilities of discontinued operations	3,210	5,129
Total current liabilities	452,273	381,164
Non-current liabilities	1,288,332	1,307,433
Non-current liabilities of discontinued operations	495	2,490
Long-term notes payable	80,000	195,000
Total shareholders’ equity	4,443,727	3,834,998

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,264,827	$5,721,085

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November 14, 2013

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Years Ended
	September 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2013	2012

OPERATING ACTIVITIES:
Net income	$736,639	$581,045
Adjustment for income from discontinued operations	(15,186)	(7,436)
Income from continuing operations	721,453	573,609
Depreciation	455,623	387,549
Changes in assets and liabilities	(28,669)	40,178
Gain on sale of assets and investment securities	(181,044)	(19,223)
Other	29,636	18,283
Net cash provided by operating activities from continuing operations	996,999	1,000,396
Net cash provided by (used in) operating activities from discontinued operations	186	(64)
Net cash provided by operating activities	997,185	1,000,332

INVESTING ACTIVITIES:
Capital expenditures	(809,066)	(1,097,680)
Proceeds from sale of assets and investment securities	260,247	39,894
Net cash used in investing activities from continuing operations	(548,819)	(1,057,786)
Net cash provided by investing activities from discontinued operations	15,000	7,500
Net cash used in investing activities	(533,819)	(1,050,286)

FINANCING ACTIVITIES:
Repurchase of common stock	—	(77,610)
Dividends paid	(93,053)	(30,049)
Exercise of stock options	13,317	2,673
Tax withholdings related to net share settlements of restricted stock	(1,677)	(1,514)
Net payments for short-term and long-term debt	(40,000)	(115,000)
Excess tax benefit from stock-based compensation	9,820	3,303
Net cash used in financing activities	(111,593)	(218,197)

Net increase (decrease) in cash and cash equivalents	351,773	(268,151)
Cash and cash equivalents, beginning of period	96,095	364,246
Cash and cash equivalents, end of period	$447,868	$96,095

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	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2013	2013	2012	2013	2012
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$695,816	$707,893	$695,106	$2,785,449	$2,678,475
Direct operating expenses	348,850	360,628	350,364	1,424,716	1,407,986
General and administrative expense	9,284	9,408	8,078	37,070	30,798
Depreciation	101,294	102,040	100,045	391,072	332,723
Segment operating income	$236,388	$235,817	$236,619	$932,591	$906,968

Revenue days	22,510	22,520	21,951	88,620	86,340
Average rig revenue per day	$28,160	$29,058	$28,325	$28,382	$27,737
Average rig expense per day	$12,746	$13,638	$12,620	$13,029	$13,022
Average rig margin per day	$15,414	$15,420	$15,705	$15,353	$14,715
Rig utilization	83%	82%	85%	82%	89%

OFFSHORE OPERATIONS
Revenues	$53,859	$54,681	$53,256	$221,863	$189,086
Direct operating expenses	33,961	38,910	35,824	146,184	126,470
General and administrative expense	2,214	2,241	1,974	8,849	7,386
Depreciation	3,562	3,244	3,425	13,766	13,455
Segment operating income	$14,122	$10,286	$12,033	$53,064	$41,775

Revenue days	728	736	695	2,920	2,625
Average rig revenue per day	$61,380	$60,415	$62,018	$61,069	$53,927
Average rig expense per day	$36,272	$42,434	$38,688	$37,654	$33,051
Average rig margin per day	$25,108	$17,981	$23,330	$23,415	$20,876
Rig utilization	89%	89%	84%	89%	79%

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	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2013	2013	2012	2013	2012
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$86,978	$98,504	$77,722	$366,841	$270,027
Direct operating expenses	68,310	73,694	61,346	282,335	215,642
General and administrative expense	976	986	806	3,911	3,318
Depreciation	9,234	9,967	8,444	36,000	30,701
Segment operating income	$8,458	$13,857	$7,126	$44,595	$20,366

Revenue days	2,132	2,315	2,001	8,707	7,343
Average rig revenue per day	$35,955	$37,113	$35,732	$37,246	$32,998
Average rig expense per day	$27,364	$26,479	$27,522	$27,589	$25,524
Average rig margin per day	$8,591	$10,634	$8,210	$9,657	$7,474
Rig utilization	80%	87%	79%	82%	77%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$61,944	$53,499	$73,346	$270,223	$283,640
Offshore Operations	$4,045	$3,267	$4,731	$19,701	$18,346
International Land Operations	$10,323	$12,587	$6,221	$42,542	$27,720

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Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2013	2013	2012	2013	2012
Operating income
U.S. Land	$236,388	$235,817	$236,619	$932,591	$906,968
Offshore	14,122	10,286	12,033	53,064	41,775
International Land	8,458	13,857	7,126	44,595	20,366
Other	(2,464)	(1,964)	(3,042)	(8,602)	(8,824)
Segment operating income	$256,504	$257,996	$252,736	$1,021,648	$960,285
Corporate general and administrative	(18,616)	(17,268)	(16,905)	(76,420)	(65,805)
Other depreciation	(3,096)	(3,000)	(2,510)	(12,337)	(7,775)
Inter-segment elimination	1,162	1,121	1,201	4,847	3,671
Income from asset sales	4,006	4,385	4,858	18,923	19,223
Operating income	$239,960	$243,234	$239,380	$956,661	$909,599

Other income (expense):
Interest and dividend income	341	571	359	1,653	1,380
Interest expense	(2,091)	(1,544)	(1,360)	(6,129)	(8,653)
Gain on sale of investment securities	153,369	—	—	162,121	—
Other	(1,214)	3,186	(34)	(9)	254
Total other income (expense)	150,405	2,213	(1,035)	157,636	(7,019)

Income from continuing operations before income taxes	$390,365	$245,447	$238,345	$1,114,297	$902,580

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